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                                                                     EXHIBIT 5.1




                              JENKENS & GILCHRIST
                          A PROFESSIONAL CORPORATION         AUSTIN, TEXAS
                                                            (512) 499-3800
                               1445 ROSS AVENUE            CHICAGO, ILLINOIS
                                  SUITE 3200                (312) 425-3900
                              DALLAS, TEXAS 75202           HOUSTON, TEXAS
                                                            (713) 951-3300
                                (214) 855-4500          LOS ANGELES, CALIFORNIA
                           FACSIMILE (214) 855-4300         (310) 820-8800
                                                         PASADENA, CALIFORNIA
                                www.jenkens.com             (626) 578-7400
                                                          SAN ANTONIO, TEXAS
                                                            (210) 246-5000
                                                           WASHINGTON, D.C.
                                                            (202) 326-1500


                                 October 6, 2005

Board of Directors
FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway, Suite 1300
Irving, Texas 75062

      RE:   REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-   )

Ladies and Gentlemen:

     We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "COMPANY"), in connection with its registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the U.S. Securities and Exchange Commission on October 6, 2005, relating to the proposed public offering of the following securities of the Company with an aggregate initial public offering price of up to $600,000,000: (i) shares of common stock, $0.01 par value per share (the "COMMON STOCK"); (ii) shares of preferred stock, $0.01 par value per share (the "PREFERRED STOCK"); (iii) Preferred Stock represented by depositary shares (the "DEPOSITARY SHARES"); and (iv) warrants to purchase Common Stock, Preferred Stock and Depositary Shares (the "WARRANTS" and, together with the Common Stock, Preferred Stock and Depositary Shares, collectively, the "SECURITIES"), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus forming a part of the Registration Statement, and as may be set forth in one or more supplements to such prospectus.

     This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

     In rendering this opinion letter, we have examined, and are familiar with, originals or copies, certified or otherwise identified to our satisfaction, of:

     1. the Registration Statement;

     2. the Company's Articles of Amendment and Restatement, as amended, corrected and supplemented to date (the "CHARTER");


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                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

Board of Directors
FelCor Lodging Trust Incorporated
October 6, 2005
Page 2



     3. the Bylaws of the Company, as amended to date (the "BYLAWS"); and

     4. resolutions, minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and arrangements in connection therewith.

     In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Charter, Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and the Maryland General Corporation Law, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) before the issuance of any Preferred Stock or Depositary Shares, appropriate articles supplementary will be filed for recordation with the State of Maryland Department of Assessments and Taxation; (iv) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in a form that will have been approved by the Board of Directors of the Company; (v) any Warrants will be issued under one or more equity warrant agreements between the Company and a warrant agent in a form that will have been approved by the Board of Directors of the Company; (vi) the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable action of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement or the applicable prospectus supplement; and (vii) the Company will remain a Maryland corporation.

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                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

Board of Directors
FelCor Lodging Trust Incorporated
October 6, 2005
Page 3


     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants and under the deposit agreement for any Depositary Shares, namely, the warrant agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such warrant agreement or deposit agreement, as applicable; that such warrant agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance, with respect to performance of its obligations under such warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or deposit agreement, as applicable.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect (i) the internal laws of the State of Texas and (ii) the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (a) The Common Stock (including any Common Stock that is duly issued upon the exchange or conversion of the Preferred Stock or the Depositary Shares that are exchangeable or convertible into the Common Stock or upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Stock specified in the authorizing resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.

        (b) The Preferred Stock (including any Preferred Stock represented by the Depositary Shares or that is duly issued upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Stock specified in the authorizing resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.



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                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

Board of Directors
FelCor Lodging Trust Incorporated
October 6, 2005
Page 4


        (c) The Depositary Shares (including any Depositary Shares that are duly issued upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Depositary Shares specified in the authorizing resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.

        (d) The Warrants, when duly authorized for issuance, when the Common Stock, Preferred Stock or Depositary Shares underlying the Warrants so approved for issuance have been duly authorized for issuance and reserved in an amount not exceeding the authorized but unissued capital stock of the Company, and when duly executed and delivered by the Company, in accordance with the authorizing resolutions and the terms of any warrant agreement and authenticated by the warrant agent, and when sold for the consideration specified in the authorizing resolutions of the Board of Directors, will be legally issued.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (c) and (d) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

     This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in, or made a part of, the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.


                             Very truly yours,

                             Jenkens & Gilchrist, a Professional Corporation

                             By:               /s/ ROBERT W. DOCKERY
                                      -----------------------------------------
                                      Robert W. Dockery, Authorized Signatory